UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 16, 2012

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Supertel Hospitality, Inc. announced that Real Estate Strategies L.P. (“RES”) notified Supertel on January 16, 2012 that it will purchase an additional 1,000,000 shares of Supertel’s Series C Cumulative Convertible Preferred Stock (the “Preferred Stock”) for $10.00 per share. As previously announced, Supertel and RES entered into a Purchase Agreement on November 16, 2011 for the issuance and sale of 2,000,000 share of Preferred Stock for $10.00 per share. Pursuant to the Purchase Agreement, RES had the option to purchase up to an additional 1,000,000 shares of Preferred Stock. RES is an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentina-based publicly traded Sociedad Anonima (Stock Corporation).

The issuance and sale of the Preferred Stock is subject to the approval of the Supertel shareholders at a special meeting to be held on January 31, 2012. At the special meeting the shareholders of Supertel will be asked to approve the issuance and sale of the 3,000,000 shares of Preferred Stock, 30,000,000 shares of common stock of Supertel which may be issued upon conversion of the Preferred Stock, and warrants to purchase an additional 30,000,000 shares of common stock. Supertel mailed a proxy statement on December 29, 2011 to its shareholders in connection with the special meeting.

Item 8.01	Other Information

On January 18, 2012, Supertel issued a press release concerning the transaction described in item 1.01 above. The press release is filed Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: January 18, 2012	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

Forward-Looking Information

Certain matters within this filing are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information and Where to Find It

Supertel has filed a definitive proxy statement and other relevant documents in connection with the proposed investment transaction (the “Transaction”) with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS OF SUPERTEL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain free copies of the proxy statement and other documents filed with the SEC by Supertel through the web site maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement from Supertel by contacting Investor Relations by telephone at (402) 371-2520, or by mail at Supertel, Investor Relations, 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701.

Supertel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Supertel in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction is set forth in the definitive proxy statement filed with the SEC on December 29, 2012 described above. Additional information regarding these directors and executive officers is also included in Supertel’s proxy statement for its 2011 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2011, and Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 16, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Supertel by contacting Investor Relations by telephone at (402) 371-2520, or by mail at Supertel, Investor Relations, 1800 West Pasewalk Avenue, Suite 200, Norfolk, Nebraska 68701, or by going to Supertel’s Investor Relations page and choosing the Investor Information link, on the Supertel corporate web site at www.supertelinc.com.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued January 18, 2012.